UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MASIMO CORPORATION

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Masimo Corporation (“Masimo”) participated in the BofA Securities Health Care Conference held in Las Vegas, Nevada on Wednesday, May 15, 2024 at 4:20 p.m. Pacific Time, which consisted of a question and answer session with Travis Lee Steed, MD, of BofA Securities, Research Division (the “Presentation”). During the Presentation, Joe Kiani, Masimo’s Chief Executive Officer and Chairman of the Board, made certain remarks regarding the election of directors at Masimo’s 2024 Annual Meeting of Stockholders. Excerpts from the transcript of the Q&A Session relating to Masimo’s 2024 Annual Meeting of Stockholders can be found below:

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Travis Lee Steed: There’s been a lot of back and forth with Politan and some of the activists. I’m curious what your expectation is for kind of the annual general meeting and the shareholder vote.

Joe Kiani: Well, I think we expect that we’ll win. The reason is that the calculus was different last time. I think ISS and others ask, well, what’s the harm of adding 2 members or a minority out of 5 or 7? Now Politan is trying to get the control of the company. They have 9% of our shares, and they’re trying to get 4 out of 5 Board members. So I don’t think that’s going to play well. And on top of it, they’re trying to replace me.

I’ve been Founder, CEO and driving the innovation of Masimo since the beginning. Any CEO, I think ISS has a high board to vote against, let alone, I think, my background. So I think we should get favorable reports from ISS, and then hopefully, our shareholders will back us because I don’t think they want us to hand the keys over to an activist who’s never run anything before.

Travis Lee Steed: You’ve expanded the Board to 7. You’ve announced intention to separate the consumer business, and you’ve also expanded margins this past quarter. What else do you think that Quentin is looking for?

Joe Kiani: I don’t know. I really don’t understand what’s driving him because he’s been on our Board since June last year, and he only made one suggestion the entire period, which is to take out the expenses for the Apple litigation out of the non-GAAP numbers. No other recommendations, no other suggestions. And yet we’ve heard that he thinks some shareholders or he wants us to spin the consumer health business. So now that we’re doing it, that we’ve announced it and we have really great opportunities, either to do a straight spin or do a JV, you would think he’d be all for it. But from everything I’m seeing, he seems dead against it. So I don’t know what he wants.

Travis Lee Steed: Any view on some of the candidates being proposed for the Board and kind of the value that they potentially bring to the Board?

Joe Kiani: Well, first of all, historically, the people that have been on our board have been either chairmen, CEOs, senators, very influential MDs. The candidates he usually brings are mid-level managers like Michelle. And this time, he’s got the same. One of the candidates, it’s a biology chemistry background, CTO. So nothing to do with what we’re doing. The other one seemed reasonable. He was an ex-CFO, and we need someone like that to chair our Audit Committee. And that’s one reason we said we will accept him, but he rejected that.

We’re going to run, of course, not just me, but we think we have another candidate that’s willing to take Rolf’s place. And so we’ll run another person that’s going to be really -- I think a far better person to put on the Board. Much more strategic. And I hope our shareholders will agree with that and will vote for us to continue what we’ve been doing. We’ve done -- just so you know, the spin/JV, I don’t think it’s the best thing for Masimo. I really believe we can build a really much more powerful company if it’s all together. But I’ve listened to our shareholders. Our shareholders, the majority of them actually believe this should be together. But the majority owners of Masimo, they’d like to see it separated. So because we work for our shareholders, I agreed to do it.

Now I agreed to do it in a way that the dream stays alive for the consumer health business to help change the way patients are treated. That’s why Sound United with the wearables, with the hearables and a team that can help make it happen. But we’re doing everything we can to make this a company that’s run by the majority of the shares.

Travis Lee Steed: It sounds like the kind of the main reason you decided to do the separation is because it’s kind of what you’re hearing from shareholders. Any other reasons around that separation? And then which kind of leads me to think about -- are you kind of committed to doing that no matter what happens with the outcome of the vote?

Joe Kiani: Yes, 100% committed to doing it. We may have been able to even do a JV before the shareholder meeting because the JV wants to get it done by June 25. But right now, the activist is pushing back, threatening litigation. So I don’t want to get into a lawsuit. I’d rather wait until after the proxy to do it. Hopefully, they won’t go away. I always say the most important thing to any deal is momentum. And so I hate the fact we’re going to lose momentum, and I hope they don’t go away. But I thought the shareholders wanted that. And if they do, they should tell him to back off because he’s threatening to sue us if we try to do the JV before the proxy, and I don’t want to do it.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo Corporation (“Masimo” or the “Company”), anticipated results of the stockholder votes at the 2024 Annual Meeting, the evaluation of Politan’s director nominees, a potential candidate for election to Masimo’s board of directors, a potential joint venture involving Masimo, the evaluation of a potential separation of Masimo’s Consumer Business, the expected timing for completing any joint venture or other separation of Masimo’s Consumer Business and the potential benefits of any such separation. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding a potential separation of Masimo’s Consumer Business, (ii) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 under the heading “Security Ownership of Certain Beneficial Owners and Management”, filed with the SEC on April 29, 2024, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000093755624000027/masi-20231230.htm. Changes to the direct or indirect interests of Masimo’s securities by directors and executive officers are set forth in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on April 30, 2024 and May 3, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/937556/000093755624000030/xslF345X05/wk-form4_1714522261.xml and https://www.sec.gov/Archives/edgar/data/937556/000093755624000032/xslF345X05/wk-form4_1714772837.xml, respectively. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the 2024 Annual Meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.

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